SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 31, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, Grosvenor Square Hotel S.a.r.l. (the “Borrower”) and Lomar Hotel Company Ltd, wholly owned subsidiaries of Strategic Hotel Funding, L.L.C. (“SH Funding”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), entered into a Facility Agreement (the “Facility Agreement”) with Barclays Bank PLC, as lender and Barclays Capital Mortgage Servicing Limited, as security agent. The Facility Agreement provides the Borrower with a £77,250,000 revolving loan maturing on August 30, 2007 with the option to convert to a term loan maturing on October 15, 2013 (the “Loan”). Interest accrues at the rate of LIBOR plus 1.10% per annum. The foregoing description of the Loan is qualified in its entirety by reference to the Facility Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 which the Company intends to file in November 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2006, Pingleton Holding S.a.r.l. (the “Purchaser”), a wholly owned subsidiary of SH Funding, closed on its previously announced acquisition of the Marriott London Grosvenor Square hotel from BRE/Europe 2, S.a.r.l., an affiliate of Blackstone Real Estate Partners (the “Seller”), for a purchase price of £103.0 million ($192.0 million) (the “Acquisition”). The Acquisition was funded using borrowings under the Company’s bank credit facility and under the Loan.

The foregoing description of the Acquisition is qualified in its entirety by reference to the Agreement, dated as of July 28, 2006, between the Purchaser and the Seller, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”).

Item 7.01 Regulation FD Disclosure.

A copy of the press release relating to the Acquisition is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the satisfaction of all closing conditions; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market

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specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements that are required to be filed pursuant to this item will be filed by amendment to this Current Report as soon as practicable, but not later than 71 days after the date that this Current Report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment to this Current Report as soon as practicable, but not later than 71 days after the date that this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement, dated July 28, 2006, between BRE/Europe 2, S.a.r.l. and Pingleton Holding S.a.r.l.*

99.1	Press Release dated September 5, 2006.

*	Certain schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Copies of the following schedules are included in this Current Report as follows: Schedule 2 (Warranties) and Schedule 3 (Limitation of Seller’s Liability). The Company agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

September 7, 2006	By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Vice President, Secretary and General Counsel

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